Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com
TeamStaff Announces Agreement
to Sell Its Travel Healthcare Subsidiary
Somerset, New Jersey— December 28, 2009 — TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced that it has reached a definitive agreement to sell substantially all of the assets of its travel nursing and allied healthcare subsidiary, TeamStaff Rx, Inc. to Advantage RN, LLC. TeamStaff Rx is located in Clearwater, Florida. The transaction is structured as an all cash purchase which is expected to close on or about January 4, 2010. The effective date of the transfer of employees will be December 28, 2009. Other terms of the transaction were not disclosed.
TeamStaff’s travel healthcare subsidy will be accounted for as discontinued operations when the company reports fourth quarter and fiscal year end results. The company plans to file an extension with the Securities and Exchange Commission for the filing of its Annual Report on Form 10-K and expects to report fourth quarter and year end results on or about January 13, 2010.
Commenting on the transaction, Rick J. Filippelli, TeamStaff’s President and CEO, said “This divestiture will allow TeamStaff to focus on its core business, TeamStaff Government Solutions, which provides human capital solutions to government agencies. TeamStaff plans to use the sales proceeds to fund the growth of our core business.”
Commenting on the acquisition, Mathew Price, Advantage RN’s President and CEO, added “We believe our acquisition of TeamStaff Rx, which includes a strong presence in the Allied segment of Healthcare Staffing, will provide synergy with our Travel Nurse and Locum Tenens divisions to support our vision of providing our hospital clients with a complete solution to their supplemental staffing needs. Additionally, we feel that the industry knowledge, management talent, and existing hospital relationships at TeamStaff Rx will complement our internal team at Advantage RN to meet the industry challenges of 2010 and continue our strong historical growth rate as the US economy improves.”
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
About Advantage RN, Inc.
Advantage RN is a Joint Commission-certified travel nurse staffing company providing RNs and surgical technicians to hospitals for 8-13+ week travel assignments. Established in 2003 and headquartered in Cincinnati, OH, the company currently has hundreds of nurses on staff in all specialty areas and an industry-leading retention rate averaging 76%. Staffing Industry Analysts, Inc., recently ranked Advantage RN as “one of the fastest growing staffing companies” in the country (July, 2009). In addition to its Ohio presence, Advantage RN offices can be found in Asheville, NC; Deerfield Beach, FL; Omaha NE; and Sheridan WY.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.